[LETTERHEAD OF COHNE, RAPPAPORT & SEGAL]



April 20, 2000


Board of Directors
ColorMax Technologies, Inc.
14251 Chambers Road
Tustin, CA 92780

                  Re:   ColorMax Technologies, Inc.
                        Registration Statement on Form SB-2

Gentlemen:

     We have acted as special counsel to ColorMax Technologies, Inc. (the "Company") in connection with the proposed registration of shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), on a registration statement on Form SB-2 filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This registration statement, as it may be amended or supplemented from time to time, including all exhibits thereto, is referred to hereinafter as the "Registration Statement."

     The Shares consist of up to (i) 1,700,000 shares of Common Stock issuable upon conversion of the Company's Series B Convertible Preferred Stock (the "Conversion Shares") and (ii) 76,471 shares of Common Stock issuable upon exercise of warrants (the "Warrant Shares").

         In this regard, we have examined: (i) the Company's Articles of Incorporation and Bylaws, each as amended and as presently in effect; (ii) the Registration Statement; and (iii) such officers' certificates, resolutions, minutes, corporate records and other documents as we have deemed necessary or appropriate for purposes of rendering the opinions expressed herein.

         In rendering such opinions, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

         The opinions expressed herein are based solely upon our review of the documents and other materials expressly referred to above. We have not reviewed any other documents in rendering such opinions. Such opinions are therefore qualified by the scope of that document examination.

         The opinions expressed herein are based solely upon our review of the documents and other materials expressly referred to above. We have not reviewed any other documents in rendering such opinions. Such opinions are therefore qualified by the scope of that document examination.

         Based upon and subject to the foregoing, and on such other examinations of law and fact as we have deemed necessary or appropriate in connection herewith, we are of the opinion that, when issued upon conversion of the Series B Convertible Preferred Stock and upon the exercise of the Warrants, the Conversion Shares and theWarrant Shares, all in accordance with the terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

     This opinion is limited to the law of the State of Delaware and the federal securities laws of the United States. Except as expressly otherwise noted herein, this opinion is given as of the date hereof.

Board of Directors
ColorMax Technologies, Inc.
April 20,2000
Page 2
-----------------------------

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we fall within the category of persons whose consent is required pursuant to
Section 7 of the Securities Act.

                                   Very truly yours,

                                   /s/ Cohne, Rappaport & Segal.



                                      64